EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-191686) and Form S-8 (Nos. 333-39129, 333-59859, 333-87715, 333-41954, 333-54010, 333-63156, 333-100094, 333-113683, 333-119799, 333-128529, 333-130419 and 333-183742) of Mattson Technology, Inc. of our report dated March 17, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 17, 2014